SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

Union Financial Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Union Financial Bancshares logo]

March 21, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Union Financial Bancshares, Inc. The meeting will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 20, 2005 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Elliott Davis, LLC, the Company’s independent auditors, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Carl L. Mason
Carl L. Mason Chairman of the Board

Union Financial Bancshares, Inc.

203 West Main Street

Union, South Carolina 29379

(864) 427-9000

Notice of Annual Meeting of Stockholders

The annual meeting of stockholders of Union Financial Bancshares, Inc. (the “Company”) will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 20, 2005 at 2:00 p.m., local time, for the following purposes:

1.	To elect two directors of the Company;

2.	To ratify the appointment of Elliott Davis, LLC as independent auditors for the Company for the fiscal year ending December 31, 2005; and

3.	To transact any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on March 1, 2005 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wanda J. Wells
Wanda J. Wells Corporate Secretary

Union, South Carolina

March 21, 2005

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Union Financial Bancshares, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Union Financial Bancshares, Inc. (“Union Financial” or the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Provident Community Bank, N.A. (“Provident”). The annual meeting will be held in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina on Wednesday, April 20, 2005 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about March 21, 2005.

Voting And Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Union Financial common stock if the records of the Company showed that you held your shares as of the close of business on March 1, 2005. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

As of the close of business on March 1, 2005, a total of 1,915,827 shares of Union Financial common stock were outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, record holders of the Company’s common stock who acquire beneficial ownership in excess of 10% of the Company’s outstanding shares without the approval of two-thirds of the Board of Directors are entitled to cast only one-hundredth of a vote of any shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder of record as of the close of business on March 1, 2005, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Union Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Elliott Davis, LLC as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of votes cast by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of Union Financial for the purpose of requesting that you allow your shares of Union Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Union Financial common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Elliott Davis, LLC as independent auditors.

If you are a participant in the Company’s Dividend Reinvestment Plan, the proxy card covers the shares in your account under the Plan, as well as shares registered in your name.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Union Financial common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Union Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct.

As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Meetings of the Boards of Directors

The business of the Company and Provident is conducted through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 13 meetings and the Board of Directors of Provident held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

Committees of the Board of Directors of Union Financial

Audit Committee. The Audit Committee, consisting of Messrs. Jordan (Chairman), Breakfield, and Graham, meets as needed to select and review the work performed by the independent auditors and to monitor the Company’s internal audit function and internal control system. The Audit Committee also selects the outside auditors and meets with them to discuss the results of the annual audit and any related matters. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit

Committee’s responsibilities. This committee met four times during the year ended December 31, 2004. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee, composed of Messrs. Wilkins (Chairman), Edwards and Mason meets as needed to review the employee wage and benefit packages, hear employee grievances and prepare employee job descriptions. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. This committee met one time during the year ended December 31, 2004. The Compensation Committee acts under a written charter adopted by the Board of Directors.

Governance Committee. The Company’s Governance Committee, composed of Messrs. Wilkins (Chairman), Breakfield and Mason, identifies individuals qualified to become board members, selects nominees for election as directors and develops a set of corporate governance policies and procedures. Each member of the Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. This committee did not meet during the year ended December 31, 2004. The committee selected the nominees for the 2005 annual meeting at a meeting held on January 12, 2005. The procedures of the Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Governance Committee Procedures.”

Each of the committees listed above operates under a written charter that governs its composition, responsibilities and operations. Each of the charters for the committees listed above is available in the Board Charters portion of the Investor Relations section of Union Financial’s website (www.providentonline.com).

The Company and Provident also maintain Loan, Asset/Liability, Long Range Planning, Investment and Strategic Planning Committees.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

Directors’ Compensation

Non-employee members of the Board of Directors of Provident receive a monthly fee of $900. The Chairman of the Board of Directors receives an additional monthly fee of $300. Committee members do not receive additional fees for committee meetings attended. Non-employee members of the Board of Directors of Union Financial receive an annual retainer of $2,000.

Stock Ownership

The following table provides information as of March 1, 2005 with respect to persons known to Union Financial to be the beneficial owners of more than 5% of Union Financial’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 237 Park Avenue, 9th Floor New York, New York 10017	161,937	(1)	8.45%

(1)	Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on January 9, 2004.

The following table provides information about the shares of Union Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 1, 2005. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding(1)
Robert H. Breakfield	1,850		—	*
Edward A. Brock	500		1,600	*
James W. Edwards	8,877		6,775	*
Richard H. Flake	18,391	(2)	38,160	2.89%
William M. Graham	16,464		11,500	1.45
Louis M. Jordan	55,991	(3)	11,500	3.50
Carl L. Mason	10,273		6,775	*
Dwight V. Neese	42,037		37,519	4.07
Lud W. Vaughn	155		8,000	*
Philip C. Wilkins	6,759	(4)	4,675	*

All directors and executive officers as a group (19 persons)	192,524		143,209	16.31

*	Less than 1% of the shares outstanding.
(1)	Based on 1,915,827 shares of Union Financial common stock outstanding and entitled to vote as of March 1, 2005, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.

(footnotes continued on following page)

(2)	Includes 1,294 shares owned by Mr. Flake’s spouse.
(3)	Includes 16,953 shares owned by Mr. Jordan’s spouse, 3,298 shares owned by Mr. Jordan’s spouse’s individual retirement account and 14,789 shares held in a trust for which Mr. Jordan serves as trustee and shares voting power.
(4)	Includes 115 shares held by Mr. Wilkins’ spouse.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of seven members. All of the directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Neese, who is not independent because he is an employee of Union Financial and Provident. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors, Carl L. Mason and William M. Graham, each of whom are currently directors of the Company and Provident, have been nominated for election at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2006 and 2007, is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2004. The indicated period for service as a director includes service as a director of Provident.

Nominees for Election of Directors

The directors standing for election are:

Carl L. Mason. Mr. Mason is the Chairman of the Board of the Company and Provident. Since February 2004, he has been employed by TJ Turf to assist in the identification and procurement of investment properties for Winter Green Holdings, LLC. Mr. Mason was the President of Carlisle Finishing, a division of Cone Mills Corporation, a textile finishing company, before his retirement in 1999. Age 60. Director since 1989.

William M. Graham. Mr. Graham is the sole owner and operator of Graham’s Flowers in Union, South Carolina. Age 60. Director since 1990.

Directors Continuing in Office

The following directors have terms ending in 2006:

Louis M. Jordan. Mr. Jordan is a major stockholder of Jordan’s Ace Hardware, Inc. located in Union South Carolina. Age 69. Director since 1971.

Dwight V. Neese. Mr. Neese is the President and Chief Executive Officer of the Company and Provident. Age 54. Director since 1995.

Philip C. Wilkins, DMD. Dr. Wilkins is a dentist in Winnsboro, South Carolina. Age 49. Director since 1999.

The following directors have terms ending in 2007:

Robert H. Breakfield. Mr. Breakfield is a self-employed attorney in Rock Hill, South Carolina, and a professor of business law at Winthrop University, located in Rock Hill. Age 57. Director since 2004.

James W. Edwards. Mr. Edwards is the Dean at the University of South Carolina, Union Campus located in Union, South Carolina. Age 68. Director since 1996.

Proposal 2 — Ratification of Appointment of Auditors

The Board of Directors has appointed Elliott Davis, LLC to be its auditors for the 2005 fiscal year, subject to ratification by stockholders. A representative of Elliott Davis, LLC is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public auditors will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of auditors.

The following table sets forth the fees billed to the Company for the year ending December 31, 2004, the three months ended December 31, 2003 and the year ended September 30, 2003 by Elliott Davis, LLC:

	Year Ended December 31, 2004		Three Months Ended December 31, 2003		Year Ended September 30, 2003
Audit fees	$35,580		$26,250		$31,410
Audit related fees	1,515	(1)	4,025	(2)	2,400	(3)
Tax fees(4)	6,500		6,500		5,250

(1)	Consists primarily of consultation regarding implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and accounting issues related to exercising stock options.
(2)	Consists primarily of consultation related to correspondence with the Securities and Exchange Commission.
(3)	Consists primarily of the agreed-upon procedures related to the report on collateral verification for the Federal Home Loan Bank of Atlanta.
(4)	Consists of tax filings and tax-related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by Elliott Davis, LLC are compatible with maintaining Elliott Davis, LLC’s independence.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be incorporated by reference into any such filings.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Union Financial’s independent auditors, accounting functions and internal controls. The Audit Committee is comprised of three directors, each of whom is independent under the National Association of Securities Dealers’ listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors’ independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Union Financial’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

Louis M. Jordan (Chairman)

Robert H. Breakfield

William M. Graham

Executive Compensation

Summary Compensation Table

The following information is furnished for the executive officers of Union Financial who received salary and bonus of $100,000 or more during the year ended December 31, 2004.

Name and Principal Positions	Year Ended (1)	Annual Compensation					Long-Term Compensation			All Other Compensation ($)(3)
Awards
		Salary ($)		Bonus($)	Other Annual Compensation ($)(2)		Restricted Stock Awards ($)		Securities Underlying Options (#)
Dwight V. Neese President and Chief Executive Officer	December 31, 2004 September 30, 2004 September 30, 2003 September 30, 2002	$168,000 168,000 155,320 142,480		$68,720 — 72,841 67,322	$	— — — —	$	— — — —	— 7,500 — 4,087	$20,183 — 24,590 17,271

Richard H. Flake Executive Vice President and Chief Financial Officer	December 31, 2004 September 30, 2004 September 30, 2003 September 30, 2002	$100,000 100,000 94,750 94,000		$36,360 — 38,540 35,532	$	— — — —	$	— — — —	— 7,500 — 4,052	$10,323 — 14,648 12,549

Lud W. Vaughn (4) Chief Credit Officer and Executive Vice President	December 31, 2004 September 30, 2004 September 30, 2003 September 30, 2002	$98,000 98,000 90,220 41,250		$20,739 — 20,237 2,880	$	— — — —	$	— — — —	— 7,500 — 5,000	$10,035 — 4,656 —

Edward A. Brock (5) Senior Vice President	December 31, 2004 September 30, 2004 September 30, 2003	$100,422 111,151 83,302	(6)	$13,399 8,3092 2,700	$	— — —	$	— — —	— 1,500 —	$10,386 — 3,979

(1)	On October 21, 2003, Union Financial changed its fiscal year end to December 31. Accordingly, the compensation information has been presented for each of the years in the three-year period ended September 30, 2004 and for the year ended December 31, 2004.
(2)	Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(3)	Consists of employer contribution to Provident’s employee retirement plan.
(4)	Mr. Vaughn joined Provident on April 17, 2002.
(5)	Mr. Brock joined Provident on November 4, 2002.
(6)	Includes commissions of $12,672, $16,678 and $5,145 for the years ended December 31, 2004, September 30, 2004 and September 30, 2003.

Option Grants in Last Fiscal Year

On October 21, 2003, Union Financial changed its fiscal year end to December 31. Accordingly, the following table lists all options granted to the executive officers named in the Summary Compensation Table (the “Names Executive Officers”) during the period from October 1, 2003 until December 31, 2004.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date
Dwight V. Neese	7,500	20.3%	$16.75	December 29, 2013

Richard H. Flake	7,500	20.3	16.75	December 29, 2013

Lud W. Vaughn	7,500	20.3	16.75	December 29, 2013

Edward A. Brock	1,500	4.1	16.75	December 29, 2013

(1)	The options granted will vest in five equal installments beginning on the date of grant. The options granted will be immediately exercisable if the optionee terminates employment following a change in control of the Company, or due to death or disability.

Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

The following table provides information regarding stock options exercised in the year ended December 31, 2004 and unexercised stock options for the Named Executive Officers as of December 31, 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dwight V. Neese	37,675	$432,132	4,500	37,519	$75,375	$422,226
Richard H. Flake	9,840	106,469	4,500	38,160	75,375	357,527
Lud W. Vaughn	—	—	4,500	8,000	75,375	28,750
Edward A. Brock	—	—	900	2,100	15,075	24,075

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2004, less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Employment Agreements

The Company and Provident maintain three-year employment agreements with Messrs. Neese and Flake. The terms of the agreements are extended daily, unless written notice of non-renewal is given by the Board of Directors. Mr. Neese’s current base salary is $176,400. Mr. Flake’s current base salary is $105,000. The agreements may be terminated at any time by the Board of Directors for “just cause,” as defined in the agreements. If the executive’s employment is terminated for just cause, the agreements provide that the executive will not receive any salary or benefits for any period after the termination for just cause, except for vested benefits. The agreements provide for severance payments if employment is terminated following a change in control (as defined in the agreements), equal to three times the sum of the executive’s then-current base salary and the highest cash bonus paid or accrued over the past three completed fiscal years. The executive would also receive cash equal to the benefits he would have received in each of the three calendar years following the change in control under any tax-qualified or non-tax qualified retirement program in which he participated. The sum would be paid promptly within ten days after termination following any change in control. The executive also would continue to participate in Provident’s employee benefits programs for thirty-six months.

The executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreement or any other payments triggered liability under the Internal Revenue Code as an excise tax on payments constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by the executive’s receipt of payments that are contingent on a change in control (as defined in the agreement) that equal or exceed three times the executive’s average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five-year period. The indemnification payment provides the executive with a net amount sufficient to pay the excise tax.

The employment agreements restrict each executive from competing against the Company or the Bank for a period of one year from the date of termination of the agreement if the executive is terminated without just cause or “good reason,” as defined in the agreements.

Change in Control Agreements

Union Financial and Provident maintain a change in control agreement with each of Messrs. Brock and Vaughn. The term of the agreements are for one year and are extended daily, unless written notice of non-renewal is given by the Board of Directors. The agreements provide, that if following a change in control of Union Financial or Provident, the executive’s employment with Provident is terminated, involuntarily or under certain circumstances set forth in the agreement, voluntarily, the executive is entitled to receive a severance payment equal to one times his base salary as in effect on the date of the change in control. In addition to his severance payment, the executive is also entitled to continued life, medical, dental and disability coverage for twelve months following his termination of employment.

Other Information Relating to Directors and Executive Officers

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors has complied with applicable reporting requirements for transactions in Union Financial common stock during the fiscal year ended December 31, 2004.

Transactions with Management

The recently enacted Sarbanes-Oxley Act generally prohibits loans by Provident to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Provident to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Provident is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Provident’s policy is to not make any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public and to have the Board of Directors approve all loans to executive officers and directors.

Governance Committee Procedures

General

It is the policy of the Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance Committee’s resources, the Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Provident. The Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a stock ownership requirement and an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	financial, regulatory and business experience;

•	familiarity with Provident’s market area and participation in and ties to local businesses and civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence under applicable Securities and Exchange Commission and listing definitions.

The Committee will also consider any other factors the Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Submission of Stockholder Proposals and Nominations

Proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than November 21, 2005. However, if the annual meeting is held more than 30 calendar days from April 20, 2006, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders. A copy of the Certificate of Incorporation may be obtained from the Company.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Union Financial common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 1, 2005. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 1, 2005 upon written request to Corporate Secretary, Union Financial Bancshares, Inc., 203 West Main Street, Union, South Carolina 29379.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wanda J. Wells
Wanda J. Wells
Corporate Secretary

Union, South Carolina

March 21, 2005

UNION FINANCIAL BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 20, 2005

2:00 p.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Breakfield, James W. Edwards, William M. Graham, Louis M. Jordan, Carl L. Mason, Dwight V. Neese and Philip C. Wilkins, or each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Union Financial Bancshares, Inc. (the “Company”) owned of record by the undersigned at the Annual Meeting of Stockholders, to be held on April 20, 2005 at 2:00 p.m., local time, in the University of South Carolina Auditorium, Union Campus, 401 East Main Street, Union, South Carolina, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Carl L. Mason and William M. Graham

FOR	VOTE WITHHELD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	The ratification of the appointment of Elliott Davis, LLC as independent auditors for the Company for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE LISTED PROPOSALS.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The above-signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 21, 2005 and an Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated:

STOCKHOLDER SIGN ABOVE

CO-HOLDER (IF ANY) SIGN ABOVE

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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